EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Maxwell Technologies, Inc.
San Diego, California
We hereby consent to the incorporation by reference in Registration Statements (Nos. 333-07831, 333-07835, 333-28455, 333-28457, 333-28459, 333-63813, 333-63815, 333-41632, 333-41634, 333-41670, 033-88634, 333-53278, 333-86686, 333-86688, 333-126062, 333-144060 and 333-168613) on Form S-8 of Maxwell Technologies, Inc. of our reports dated February 12, 2015, relating to the consolidated financial statements, the effectiveness of Maxwell Technology, Inc.'s internal control over financial reporting, and schedules appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.
/s/ BDO USA, LLP
San Diego, California
February 12, 2015